Exhibit 10.65

AMENDMENT NO. 2 TO
NOTE PURCHASE AGREEMENT

         This Amendment No. 2 to Note Purchase Agreement (this "Amendment") dated as of October __, 2004, is between United Expressline, Inc., an Indiana corporation (the "Company"), and The Huntington Capital Investment Company, an Ohio corporation ("HCIC"). Unless otherwise specified in this Amendment, capitalized terms used in this Amendment have the meanings ascribed to them in the Purchase Agreement (as hereinafter defined).

        WHEREAS, the Company and HCIC are parties to a Note Purchase Agreement, dated as of July 27, 2001 (as further amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement");

        WHEREAS, the Company has asked HCIC to amend the Purchase Agreement to revise the payment terms contained therein and HCIC has agreed to do so;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.         Amendment to the Purchase Agreement.    Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, the parties hereby agree, effective October 1, 2004, to amend the Purchase Agreement to delete Section 2.1(b) thereof in its entirety and replace such paragraph as follows:

(b) Interest is due and payable (i) monthly in arrears on the last Business Day of each month, commencing on the last Business Day of October, 2004, in each case in an amount equal to the aggregate accrued but unpaid interest, and (ii) on the Termination Date, in an amount equal to the aggregate accrued but unpaid interest.

        2.         Representations and Warranties of the Company.    The Company represents and warrants that:

                 (a)         the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Company enforceable in accordance with its terms;

                 (b)         each of the representations and warranties contained in the Purchase Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except as set forth on the schedule hereto;

                 (c)         neither the execution, delivery and performance of this Amendment or the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision, of the Company's organizational documents, (ii) any law or regulation, or any order or decree of any government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which the Company or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written document, a copy of which has been delivered to HCIC on or before the date of this Amendment.

        3.         Acknowledgment regarding Purchase Agreement.

                 (a)        Except as expressly set forth in this Amendment, the Purchase Agreement and the other agreements and documents contemplated by the Purchase Agreement remain in full force and effect and are hereby ratified and affirmed, including without limitation, any interest payment provisions for any interest accruing prior to the date of this Agreement.

                 (b)        Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment will not operate as a waiver of any right, power or remedy of the Purchaser under the Purchase Agreement or any other agreements or documents contemplated by the Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import will mean and be a reference to the Purchase Agreement as amended by this Amendment.

                 (c)        The Company acknowledges that there is no defense, setoff or counterclaim of any kind, nature or description to the Company's obligations under the Purchase Agreement or any other agreements or documents contemplated by the Purchase Agreement or the payment of any obligation of the Company thereunder when due.

        4.         Costs, Expenses and Fees.    The Company agrees to reimburse HCIC for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment and the other documents to be delivered in connection with this Amendment.

        5.         Governing Law.    This Amendment will be governed by and construed in accordance with the internal laws of the State of Ohio, without regard for conflicts of laws principles.

        6.         Conditions Precedent.    This Amendment will become effective when each of the following conditions precedent have been met to the satisfaction of HCIC or waived in writing by HCIC:

                 (a)         Each of HCIC and the Company has delivered to the other duly executed counterparts of this Amendment; and

                 (b)         The representations and warranties contained in this Amendment are true and correct in all respects.

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        IN WITNESS WHEREOF, the parties have, through their duly authorized representatives, executed this Agreement as of the date first above written.

UNITED EXPRESSLINE, INC. By /s/ Gary H. Stanley Name: Gary H. Stanley Title: President THE HUNTINGTON CAPITAL INVESTMENT COMPANY By /s/ M. Bahlmann Name: Mark Bahlmann Title: Vice President